UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2003

PLUMTREE SOFTWARE, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 0-00000

Delaware	52-2303761
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

500 Sansome Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 263-8900

Item 5. Other Events and Regulation FD Disclosure

     On December 3, 2003, Plumtree Software, Inc. (the “Company”) announced that its board of directors (the “Board”) elected David Pratt to the Board. Mr. Pratt will serve until the 2004 annual meeting, or until his successor has been duly elected and qualified. Attached hereto, and incorporated by reference herein as Exhibit 99.1 is the press release dated December 3, 2003 announcing Mr. Pratt’s appointment.

Item 7. Financial Statements and Exhibits

Exhibit
Number

99.1	Press release dated December 3, 2003 announcing the election of David Pratt to the Company’s board of directors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMTREE SOFTWARE, INC.

Dated: December 3, 2003	By:	/s/ John Kunze

John Kunze
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release dated December 3, 2003 announcing the election of David Pratt to the Company’s board of directors